UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 10, 2014
Date of Report (Date of earliest event reported)

TECHNOLOGIES SCAN CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-173569	99-0363559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77, 52nd Avenue St.-Hippolyte, Quebec, Canada	J8A 3L3
(Address of principal executive offices)	(Zip Code)

(438) 500-1309
Registrant’s telephone number, including area code

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The Board of Directors (the "Board") of Technologies Scan Corp., a Nevada corporation (the "Company"), approved the execution of a term sheet dated as of February 10, 2014 (the "Term Sheet"), with PetVivo Inc., a a private company organized under the laws of the State of Minnesota ("PetVivo"). In accordance with the terms and provisions of the Term Sheet: (i) the Company and PetVivo shall enter into a share exchange agreement pursuant to which the shareholders of PetVivo (the "PetVivo Shareholders") shall tender all of the issued and outstanding shares of common stock of PetVivo to the Company in exchange for the issuance by the Company of its shares of restricted common stock to the PetvVivo Shareholders representing an equity interest of 94% of the then total issued and outstanding shares of common stock of the Company; (ii) the Company shall satisfy all outstanding debts of the Company within sixty days after closing; and (iii) PetVivo shall be responsible for providing all licensing and option agreements that are currently in existence and effective with Gel-Del and any other entities.

PetVivo is an emerging biomedical device company focused on the licensing and commercialization of innovating medical devise for pets or pet therapeutics. PetVivo believes that it can leverage the investments in the human biomaterials and medical device industries to commercialize therapeutics for pets. Their strategy is to in-license proprietary products from human medical device companies specifically for use in pets.

A key component is the accelerated timeline to revenues for veterinary medical devices, which enter the market much earlier than the more stringently regulated pharmaceuticals. PetVivo has secured exclusive rights to its first product, an osteoarthritis medical device, which has been shown to be both safe and efficacious. PetVivo believes the administration of their initial therapeutic devices exceeds the benefits of those found in current remedies. Therefore, the commercialization of PetVivo's initial therapeutic devices will provide veterinarians and pet owners safe, effective and long-lasting treatment options to improve the pet's quality of life.

Both the Company and PetVivo need to complete their respective due diligence. In the event both parties are satisfied with its due diligence, the Company and PetVivo shall execute a definitive share exchange agreement and any other documentation as required.

SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Exhibit No.	Description

10.1	Term Sheet dated February 10, 2014 between Technologies Scan Corp. and PetVivo Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHNOLOGIES SCAN CORP.

DATE: February 13, 2014	By:	/s/ Ghislaine St-Hilaire
	Name:	Ghislaine St-Hilaire
	Title:	President